EXHIBIT 23





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation  of our
report included in this Form 10-K, into the Company's Registration Statement No. 33-62462 on Form S-4 relating to common stock of Avnet, Inc., Registration Statement No. 33-51835 relating to debt securities of Avnet, Inc. and Registration Statements No. 2-84883, No. 2-96800, No. 33-29475, No. 33-43855,
No.
2-94916 and No. 33-62583 on Forms S-8 relating to common stock of Avnet, Inc. issuable under the 1981, 1984, 1988 and 1990 Stock Option Plans, the Avnet Incentive Stock Program and the Avnet Employee Stock Purchase Plan, respectively.


                                     s/ARTHUR ANDERSEN LLP


New York, New York
September 27, 1995